Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Chris Manuel	Stefan Weinmann
Vice President of Investor Relations	Director, Global Corporate Communications
+1 567-336-2600	+41 78 655 00 10
Chris.Manuel@o-i.com	Stefan.Weinmann@o-i.com

O-I GLASS SELLS CRISTAR TABLEWARE BUSINESS

AS PART OF ITS ONGOING PORTFOLIO OPTIMIZATION PROGRAM

PERRYSBURG, Ohio (DECEMBER 27, 2021) – O-I Glass, Inc. (NYSE: OI and “O-I”) today announced that a subsidiary of the company has entered into a definitive agreement to sell Cristar TableTop S.A.S. (“Cristar”) to Vidros Colombia S.A.S, an affiliate of Nadir Figueiredo S.A., a glass tableware producer based in Brazil. The sale would generate gross proceeds of approximately $95 million and is expected to close during the first half of 2022, subject to customary regulatory approvals and other closing conditions. Cristar owns a dedicated tableware manufacturing plant in Buga, Colombia, that exports tableware to approximately 40 countries around the world and generated approximately $14.6 million of EBITDA(1) during the last twelve months ended September 30, 2021.

“O-I continues to advance its strategy including the company’s portfolio optimization program which will enable future growth in the core business,” said Andres Lopez, O-I Glass CEO. “We are deploying proceeds from the sale of non-core assets to help fund our expansion plan, leveraging our exciting new MAGMA solution, that includes investment with attractive returns.”

The sale of Cristar is consistent with O-I’s ongoing portfolio optimization program to exit non-core operations and further advance its core business. Proceeds from this program are being redeployed to help fund up to $680 million of attractive growth opportunities by 2024, including the company’s revolutionary MAGMA innovation, as well as to reduce debt. Including this divestiture, O-I has entered into sales agreements approximating $1.1 billion as part of its overall $1.5 billion portfolio optimization program. O-I anticipates completing the current program in 2022, ahead of its original 2024 target.

O-I’s expansion plan includes a previously announced $100 million investment at its plant in Zipaquirá, Colombia. Following this expansion and the sale of Cristar, O-I expects to have an even stronger and more focused presence in Colombia.

In addition, the company is affirming its previously communicated business outlook, including fourth quarter 2021 adjusted earnings(1) of approximately $0.30 to $0.35 per share (at October 22, 2021 currency exchange rates) and full year 2021 cash provided by continuing operating activities of at least $660 million and free cash flow(1) of at least $260 million.

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About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 25,000 people across 72 plants in 20 countries, O-I achieved revenues of $6.1 billion in 2020. Learn more about us: o-i.com / Facebook / Twitter / Instagram / LinkedIn

(1) EBITDA, adjusted earnings per share and free cash flow are non-GAAP financial measures. See the table included in this release below for a reconciliation of EBITDA to the most directly comparable GAAP measure. The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measure, adjusted earnings per share for the quarter ending December 31, 2021, to its most directly comparable GAAP financial measure, earnings from continuing operations attributable to the company, because management cannot reliably predict all of the necessary components of this GAAP financial measure without unreasonable efforts. Earnings from continuing operations attributable to the company includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees, and the income tax effect on such items. The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the company is unable to provide a reconciliation of adjusted earnings and adjusted earnings per share to earnings from continuing operations attributable to the company or address the probable significance of the unavailable information, which could be material to the company's future financial results. Forecasted free cash flow for full year 2021 is a forward-looking non-GAAP financial measure that is reconciled to its most directly comparable forward-looking GAAP financial measure as follows: Cash from operating activities of $660 million less cash payments for property, plant and equipment of $400 million equals free cash flow of $260 million.

Reconciliation of Non-GAAP Financial Measure

Reconciliation of LTM September 30, 2021 Cristar Tableware EBITDA to income from continuing operations before income taxes

(US$ millions, except as noted)

	Three months ended	Nine months ended	Last twelve months ended
	December 31, 2020	September 30, 2021	September 30, 2021 (a)
Cristar EBITDA ($ millions)	$2.2	$12.4	$14.6
Cristar depreciation and amortization	(0.6)	(1.7)
Cristar operating income	1.6	10.7
Other Americas business operating income	262.4	346.3
Americas segment operating profit	127	357
Europe segment operating profit	73	293
Reportable segment total	200	650
Items excluded from segment operating profit:
Retained corporate costs and other charges	(47)	(126)
Items not considered representative of ongoing operations	(86)	(111)
Interest expense, net	(53)	(153)
Provision for income taxes	(39)	(144)
Gain from discontinued operations		7
Net earnings attributable to noncontrolling interests	(4)	(17)
Net earnings (loss) attributable to the Company	$(29)	$106

(a) Last twelve months ended September 30, 2021 is defined as the sum of the three months ended December 31, 2020 and the nine months ended September 30, 2021.

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Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the risk that the proposed plan of reorganization for Paddock Enterprises, LLC (“Paddock”) may not be approved by the bankruptcy court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceedings, (3) the terms and conditions of any reorganization plan that may ultimately be approved by the bankruptcy court, (4) delays in the confirmation or consummation of a plan of reorganization due to factors beyond the company’s and Paddock’s control, (5) risks with respect to the receipt of the consents necessary to effect the reorganization, (6) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect the company and the company’s liquidity or results of operations, (7) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (8) the company’s ability to obtain the benefits it anticipates from the corporate modernization, (9) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock’s legacy liabilities, (10) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, including risks related to its ability to complete the sale of its Cristar business and the previously announced intended sale of its Le Parfait business, (11) the company’s ability to achieve its strategic plan, (12) the company’s ability to improve its glass melting technology, known as the MAGMA program, (13) foreign currency fluctuations relative to the U.S. dollar, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (15) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (16) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (17) consumer preferences for alternative forms of packaging, (18) cost and availability of raw materials, labor, energy and transportation, (19) consolidation among competitors and customers, (20) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (21) unanticipated operational disruptions, including higher capital spending, (22) the company’s ability to further develop its sales, marketing and product development capabilities, (23) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (24) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (25) changes in U.S. trade policies, and the other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or the company’s other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results, or developments may differ materially from expectations. While the company continually reviews trends and uncertainties affecting the company’s results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

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